Exhibit A-3.1
                     AGREEMENT FOR THE PURCHASE OF EQUIPMENT


          This Agreement for the Purchase of Equipment, dated as of May 12, 2005, ("Agreement") is by and among (a) Portland General Electric Company, an Oregon corporation ("PGE"), (b) Wells Fargo Bank Northwest, National Association. (successor to First Interstate Bank of Oregon, N.A., formerly known as First National Bank of Oregon), not in its individual capacity but solely as owner trustee ("Owner Trustee"), (c) ICON/Boardman Facility LLC (assignee of and successor to Security Pacific Leasing Corporation, successor to Western America Financial, Inc.) ("Owner Participant"), (d) U.S. Bank National Association (successor in interest to U.S. Bank Trust National Association, formerly known as United States National Bank of Oregon), not in its individual capacity but solely as indenture trustee (the "Indenture Trustee"), and (e) Principal Life Insurance Company, an Iowa corporation ("Loan Participant"). Hereinafter PGE, Owner Trustee, Owner Participant, Indenture Trustee and Loan Participant may be referred to individually as a "Party" and collectively as the "Parties." Capitalized terms being used are as hereinafter defined.

                                   BACKGROUND

          A. PGE leases certain Equipment pursuant to a Lease Agreement, dated as of September 1, 1979, as supplemented by Lease Supplement No. 1 dated November 7, 1979, Lease Supplement No. 2 dated January 23, 1980, Lease Supplement No. 3 dated January 26, 1993, Lease Supplement No. 4 dated as of September 1, 1994 and Lease Supplement No. 5 dated as April 30, 2004 (as so supplemented, the "Lease") between PGE and Owner Trustee, providing for, among other things, (i) the sale by PGE to Owner Trustee of the Equipment, (ii) the assignment by PGE of certain rights under contracts relating to the Equipment and (iii) the leasing of the Equipment by Owner Trustee to PGE.

          B. Prior to PGE entering into the Lease, Pacific Northwest Generating Company, an Oregon cooperative corporation, ("PNGC"), and Idaho Power Company, a Maine corporation ("IPCO"), conveyed to PGE all of their right, title and interest in and to their respective ownership shares of the Equipment pursuant to an amendment, dated September 1, 1979 ("Operating Agreement Amendment"), to the Agreement for Construction, Ownership and Operation of the Number One Boardman Station on Carty Reservoir, dated as of October 15, 1976, as the same has been further amended, restated, modified or supplemented from time to time ("Operating Agreement").

          C. PGE, IPCO, PNGC and Owner Trustee entered into a Facilities Agreement, dated as of September 1, 1979, as amended by a First Amendment to Facilities Agreement dated as of January 26, 1993 (as so amended, the "Facilities Agreement"), whereby, among other things, PGE, IPCO and PNGC granted to Owner Trustee easements and other rights necessary in connection with the operation of the Equipment.

          D. PGE, pursuant to a Bargain and Sale Deed, Bill of Sale and Assignment, dated November 7, 1979, transferred all of its estate, right, title and interest in the Phase I Equipment (as defined therein) to Owner Trustee, and pursuant to a Bargain and Sale Deed, Bill of Sale and Assignment, dated January 23, 1980, transferred all of its estate, right, title and interest in

                                                                Exhibit A-3.1


the Phase II Equipment (as defined therein) to Owner Trustee (each an "Original Bill of Sale" and together the "Original Bills of Sale").

         E. Owner Trustee and Western America Financial, Inc. ("1979 Owner Participant"), entered into a Trust Agreement, dated as of September 1, 1979 ("1979 Trust Agreement"), providing, among other things, for the beneficial ownership by Owner Participant of the Equipment.

         F. Owner Trustee issued 10.20% Secured Notes (the "1979 Secured Notes") pursuant to an Indenture and First Deed of Trust, dated as of September 1, 1979 (the"1979 Indenture"), between the Owner Trustee and the Indenture Trustee and used the proceeds of the sale of the 1979 Secured Notes to acquire the Equipment pursuant to the Lease.

         G. Owner Trustee, as Assignor, and Indenture Trustee, as Assignee, entered into a Lease Agreement Assignment and Agreement, dated as of September 1, 1979 (the "1979 Lease Assignment"), providing for the assignment of the Lease by Owner Trustee to Indenture Trustee.

         H. Owner Trustee and Indenture Trustee subsequently entered into an Indenture and First Deed of Trust dated as of January 26, 1993 (the "1993 Indenture"), pursuant to which Owner Trustee issued $20,356,709.99 in original principal amount of 7.49% Secured Notes (the "1993 Secured Notes") and used the proceeds thereof to pay in full the 1979 Secured Notes in accordance with the terms of the 1979 Indenture, which 1979 Indenture was terminated and released pursuant to the Release of Indenture and First Deed of Trust and Lease Agreement Assignment and Agreement, dated as of January 26, 1993, executed and delivered by Indenture Trustee ("1993 Release").

         I. Upon the termination of the 1979 Indenture, the 1979 Lease Assignment terminated and was released pursuant to the 1993 Release.

         J. Concurrently with entering into the 1993 Indenture, Owner Trustee, as Assignor, and Indenture Trustee, as Assignee, entered into a Lease Agreement Assignment and Agreement, dated as of January 26, 1993 (as the same has been amended, restated, modified or supplemented from time to time, the "Lease Assignment"), providing for the assignment of the Lease by Owner Trustee to Indenture Trustee.

         K. Owner Trustee and Indenture entered into the First Amendment to Trust Agreement, dated as of January 26, 1993, amending the 1979 Trust Agreement (the 1979 Trust Agreement as so amended, as the same has been further amended, restated, modified or supplemented from time to time, the "Trust Agreement").

         L. On January 16, 2004, Lessee gave notice to Owner Trustee of its election to renew the Lease for an initial renewal period of five (5) years, pursuant to Sections 19 and 28 of the Lease.

         M. Owner Trustee, Indenture Trustee, Owner Participant and Loan Participant entered into a Note Purchase Agreement, dated as of April 30, 2004, (as the same has been amended, restated, modified or supplemented from time to time, the "2004 Note Agreement"), pursuant to which Owner Trustee issued and Loan Participant purchased $11,193,368.38 of 3.65% Secured Notes (such Secured

                                                                Exhibit A-3.1

Notes and all Secured Notes issued in exchange therefor or replacement thereof pursuant to the 2004 Indenture, the "2004 Secured Notes"), the proceeds of which were used, among other things, to pay in full the 1993 Secured Notes in accordance with the terms of the 1993 Indenture, which 1993 Indenture was terminated.

          N. Owner Trustee and Indenture Trustee entered into an Amended and Restated Deed of Trust, dated as of April 30, 2004, (as the same has been amended, restated, modified or supplemented from time to time, the "2004 Indenture"), providing for, among other things, the Owner Trustee's grant, bargain, sale, mortgage, warrant, pledge, assignment, transfer and conveyance of the Trust Indenture Estate and the grant of a security interest therein to secure the issuance of the 2004 Secured Notes.

          O. In connection with the execution of 2004 Note Agreement and the 2004 Indenture, (a) Owner Trustee, Indenture Trustee, Owner Participant and Loan Participant entered into the Omnibus Amendment, dated as of April 30, 2004, (as the same has been amended, restated, modified or supplemented from time to time, the "Omnibus Amendment") to effect certain amendments to the Operative Documents; (b) PGE, Idaho Power Company, an Idaho corporation (successor to
IPCO) ("Idaho Power"), Power Resources Cooperative (formerly PNGC) ("PRC") executed and delivered the Consent and Acknowledgement, dated as of April 30, 2004, ("Consent and Acknowledgement"); and (c) PGE executed and delivered the Consent and Estoppel Certificate, dated April 30, 2004, ("Estoppel Certificate").

         P. Subject to the term and conditions of this Agreement, (i) PGE is willing to purchase the Equipment pursuant hereto, (ii) Owner Participant is willing to cause Owner Trustee to sell the Equipment to PGE pursuant hereto and deliver the Bargain and Sale Deed, Bill of Sale and Release to PGE, and to deliver the Owner Participant Release to PGE, and (iii) Loan Participant is willing to accept payment in full of the 2004 Secured Notes pursuant hereto and deliver to PGE the Acknowledgement and Release, and to cause Indenture Trustee to deliver to PGE the Indenture Trustee Release.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         "Acknowledgement and Release" shall mean the Acknowledgement and Release of Loan Participant in the form attached hereto as Exhibit C.

         "Adjusted Purchase Price" shall mean $21,250,000, plus an amount calculated as follows: ($21,250,000) x (90-day LIBOR determined two days before the Subsequent Purchase Date) x (the number of Subsequent Days divided by 360).

         "Agreement" shall have the meaning set forth in the initial paragraph of this Agreement.

                                                                Exhibit A-3.1

          "Assumption Agreement" shall mean the Assumption and Option Agreement, dated as of September 1, 1979, among Lessee, 1979 Owner Participant, 1979 Loan Participants, Owner Trustee, Indenture Trustee and IPCO, as amended by the First Amendment to Assumption and Option Agreement, dated as of January 26, 1993, among PGE; 1979 Owner Participant; Principal Mutual Life Insurance Company (as successor in interest to financial institutions), as Loan Participant; Owner Trustee; Indenture Trustee; and Idaho Power.

          "Bargain and Sale Deed, Bill of Sale and Release" shall mean the Bargain and Sale Deed, Bill of Sale and Release in the form attached hereto as Exhibit A.

          "Business Day" shall mean any day other than a Saturday, a Sunday or other day on which banks are authorized to be closed in the State of Oregon.

          "Closing" shall have the meaning set forth in Section 2.2.

          "Consent and Acknowledgement" shall have the meaning set forth paragraph O of in Background.

          "Easements" shall have the meaning specified in the Facilities Agreement.

          "Equipment" shall have the meaning specified in the Lease.

          "Estoppel Certificate" shall have the meaning set forth in paragraph O of Background.

          "Facilities Agreement" shall have the meaning set forth in paragraph C of Background.

          "Idaho Power" shall have the meaning set forth in paragraph O of Background.

          "IPCO" shall have the meaning set forth in paragraph B of Background.

          "Indenture Trustee" shall have the meaning set forth in the initial paragraph of this Agreement.

          "Indenture Trustee Charges" shall mean all costs, expenses, fees and other charges of any type or kind owing to Indenture Trustee in respect of the 2004 Secured Notes, the Operative Documents, the 2004 Documents, this Agreement and any other agreements, documents, instruments and certificates in connection therewith.

          "Indenture Trustee Receipt" shall mean the Indenture Trustee Receipt of Payment substantially in the form attached hereto as Exhibit G.

          "Indenture Trustee Release" shall mean the Indenture Trustee Release in the form attached hereto as Exhibit D.

          "Initial Purchase Date" shall mean the later of May 28, 2005 and the date PGE receives the SEC Order.

                                                                Exhibit A-3.1

         "Lease" shall have the meaning set forth in paragraph A of Background.

         "Lease Assignment" shall have the meaning set forth in paragraph J of Background.

         "Lease Charges" shall have the meaning set forth in Section 2.3.

         "Lessee" shall mean PGE.

         "LIBOR" shall mean the London Interbank Offered Rate as set forth on the screen for current 3-month LIBOR at http://www.bloomberg.com/markets/rates.

         "Lien" shall mean any lien, mortgage, encumbrance, pledge, charge, lease, easement, right of others or security interest of any kind, including any thereof arising under conditional sales or other title retention agreements.

         "Loan Participant" shall have the meaning set forth in the initial paragraph of this Agreement.

         "Loan Participant Receipt" shall mean the Loan Participant Receipt of Payment substantially in the form attached hereto as Exhibit F.

         "Loan Participant Charges" shall mean any and all costs, expenses, fees and other charges of any type or kind owing to Loan Participant in respect of the 2004 Secured Notes, the Operative Documents, the 2004 Documents, this Agreement and any other agreements, documents, instruments and certificates in connection therewith.

         "1979 Indenture shall have the meaning set forth in paragraph F of Background.

         "1979 Lease Assignment" shall have the meaning set forth in paragraph G of Background.

         "1979 Loan Participants" shall mean and include each of the institutions listed in Schedule 1 to the Participation Agreement as a Loan Participant (as defined in the Participation Agreement) and any other holder of a 1979 Secured Note, and their respective successors and assigns.

         "1979 Owner Participant" shall have the meaning set forth in paragraph E of Background.

         "1979 Secured Notes" shall have the meaning set forth in paragraph F of Background.

         "1979 Trust Agreement" shall have the meaning set forth in paragraph E of Background.

         "1993 Indenture" shall have the meaning set forth in paragraph H of Background.

         "1993 Release" shall have the meaning set forth in paragraph H of Background.

         "1993 Secured Notes" shall have the meaning set forth in paragraph H of Background.

          "1998 Notice" shall mean the 1998 Notice of Transfer by Western America Financial, Inc., as Owner Participant, of its interest to ICON/Boradman Facility LLC, (a limited liability company consisting of ICON Income Fund Eight A L.P., ICON Cash Flow Partners L.P. Seven, ICON Cash Flow Partners L.P. Six, and ICON Cash Flow Partners L.P. Series C).

          "Note Payoff Amount" shall mean the amount to pay in full the principal, accrued interest and premium, if any, on the 2004 Secured Notes as of the Purchase Date.

          "Notices" shall have the meaning set forth in Section 7.1.

          "Omnibus Amendment" shall have the meaning set forth in paragraph O of Background.

          "Operating Agreement" shall have the meaning set forth in paragraph B of Background.

         "Operating Agreement Amendment" shall have the meaning set forth in paragraph B of Background.

          "Operative Documents" shall mean the Participation Agreement, the Trust Agreement, the Lease, the Lease Assignment, the Facilities Agreement, the Assumption Agreement, and the Original Bills of Sale, as the same may have been amended, restated, modified or supplemented by the Omnibus Amendment and otherwise from time to time.

          "Original Bill of Sale/Original Bills of Sale" shall have the meaning set forth in paragraph D of Background.

          "Owner Participant" shall have the meaning set forth in the initial paragraph of this Agreement.

          "Owner Participant Charges" shall mean any and all costs, expenses, fees and other charges of any type or kind owing to Owner Participant in respect of the 2004 Secured Notes, the Operative Documents, the 2004 Documents, this Agreement and any other agreements, documents, instruments and certificates in connection therewith.

          "Owner Participant Receipt" shall mean the Owner Participant Receipt of Payment substantially in the form attached hereto as Exhibit H.

          "Owner Participant Release" shall mean the Owner Participant Release in the form attached hereto as Exhibit B.

          "Owner Trustee" shall have the meaning set forth in the initial paragraph of this Agreement.

                                                                Exhibit A-3.1

          "Owner Trustee Charges" shall mean any and all costs, expenses, fees and other charges of any type or kind owing to Owner Trustee in respect of the 2004 Secured Notes, the Operative Documents, the 2004 Documents, this Agreement and any other agreements, documents, instruments and certificates in connection therewith.

          "Participation Agreement," shall mean the Participation Agreement, dated as of September 1, 1979, among PGE, as Lessee; Western America Financial, Inc., as Owner Participant; the financial institutions listed therein, as Loan Participants; First National Bank of Oregon, as Owner Trustee; and United States National Bank of Oregon, as Indenture Trustee, as the same has been amended, restated, modified or supplemented from time to time.

          "Party" shall have the meaning set forth in the initial paragraph of this Agreement.

          "Parties" shall have the meaning set forth in the initial paragraph of this Agreement.

          "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

          "PGE" shall have the meaning set forth in the initial paragraph of this Agreement.

          "PNGC" shall have the meaning set forth in paragraph B of Background.

          "PRC" shall have the meaning set forth in paragraph O of Background.

          "Purchase Date" shall mean the Initial Purchase Date or the Subsequent Purchase Date, as the case may be.

          "Purchase Price" shall mean (a) $21,250,000 on or before the Initial Purchase Date, and (b) the Adjusted Purchase Price on the Subsequent Purchase Date.

          "Schedule of Payments" shall mean the Schedule Of Payments substantially in the form attached hereto as Schedule 2.4.

          "SEC Order" shall mean an order of the United States Securities and Exchange Commission authorizing the purchase of the Equipment by PGE.

          "Subsequent Purchase Date" shall mean a Business Day after the Initial Purchase Date and before June 30, 2005 as shall be agreed to by PGE and Owner Participant.

          "Subsequent Days" shall mean the number of days between May 28, 2005 and the Subsequent Purchase Date, including the Subsequent Purchase Date but excluding May 28, 2005.

          "Trust Agreement" shall have the meaning set forth in paragraph K of Background.

          "Trust Estate" shall have the meaning specified in the Trust
Agreement.

                                                                Exhibit A-3.1

         "Trust Indenture Estate" shall have the meaning specified in the 1993 Indenture.

         "2004 Documents" shall mean the 2004 Secured Notes, 2004 Indenture, the 2004 Note Agreement, the Omnibus Amendment, the Consent and Acknowledgement and the Estoppel Certificate.

         "2004 Indenture" shall have the meaning set forth in paragraph N of Background.

         "2004 Note Agreement" shall have the meaning set forth in paragraph M of Background.

         "2004 Secured Notes" shall have the meaning set forth in paragraph M of Background.


                                   ARTICLE II.
                              PURCHASE OF EQUIPMENT

         SECTION 2.1. Purchase and Sale. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties contained herein or made pursuant hereto, on the Purchase Date, PGE agrees to purchase from Owner Trustee and Owner Trustee agrees to sell to PGE the Equipment at the Purchase Price.

         SECTION 2.2. Purchase Date and Closing. The closing of the transactions contemplated by this Article II shall occur at 10:00 a.m., Portland, Oregon time, on the Purchase Date, or at such later time as may be mutually agreed to by the parties hereto ("Closing"). All documents and instruments required to be delivered on the Purchase Date pursuant to this Agreement shall be delivered at the offices of PGE, or at such other location as may be agreed by PGE and Owner Participant. All transactions to be effected on the Purchase Date will be deemed to have taken place concurrently at the Closing, and no transaction will be deemed to have been completed and no document will be deemed to have been delivered unless and until all transactions have been completed and all documents have been delivered.

         SECTION 2.3. Payment of Purchase Price. On the Purchase Date, PGE shall pay the Purchase Price in immediately available funds to the account of Owner Trustee set forth in Schedule 2.3, as payment in full of (i) the purchase price of the Equipment, (ii) any and all costs, expenses, fees and other charges of any type or kind then owing by PGE pursuant to the Lease ("Lease Charges"),
(iii) any and all costs, expenses, fees and other charges of any type or kind then owing by PGE to any other Party in respect of the 2004 Secured Notes, the Operative Documents, the 2004 Documents, this Agreement and any other agreements, documents, instruments and certificates in connection therewith and herewith.

         SECTION 2.4. Application of Funds. On the Purchase Date, immediately upon confirmation by Owner Trustee of its receipt of the Purchase Price pursuant to Section 2.3, Owner Trustee shall promptly distribute the same, in immediately available funds, in the amounts set forth on Schedule 2.4 to the accounts of Loan Participant, Indenture Trustee, Owner Trustee and Owner Participant set forth in Schedule 2.3, in the following order and priority: (i) to Loan Participant the amount necessary to pay in full the Note Payoff Amount and the Loan

                                                                Exhibit A-3.1

Participant Charges, (ii) to Indenture Trustee the amount necessary to pay in full the Indenture Trustee Charges, (iii) to Owner Trustee the amount necessary to pay in full the Owner Trustee Charges, and (iv) to Owner Participant any and all remaining funds after the payments in (i), (ii) and (iii) as payment in full of the purchase price of the Equipment, the Lease Charges and the Owner Participant Charges. At the time of payment to Owner Participant, Owner Trustee shall deliver to Owner Participant a completed Schedule of Payment.

          SECTION 2.5. Confirmation by Loan Participant, Indenture Trustee and Owner Participant. On the Purchase Date, (i) Loan Participant, upon confirmation of receipt of funds in the amount specified in Section 2.4 (i), shall execute and deliver (a) to Owner Trustee the Loan Participant Receipt, and (b) to PGE the Acknowledgement and Release, and, unless previously performed, shall perform all such other acts, including the execution and delivery of such other agreements, documents, instruments and certificates (which shall be reasonably acceptable to Loan Participant), which Loan Participant shall be required to perform pursuant to this Agreement, any of the Operative Documents, or the 2004 Documents, or that are reasonably necessary or advisable in connection with the transactions contemplated in this Agreement;

          (ii) Indenture Trustee, upon confirmation of receipt of funds in the amount specified in Section 2.4 (ii) and receipt of a copy of the Acknowledgement and Release, shall execute and deliver (a) to Owner Trustee the Indenture Trustee Receipt, and (b) to PGE the Indenture Trustee Release, and, unless previously performed, perform all such other acts, including the execution and delivery of such other agreements, documents, instruments and certificates(which shall be reasonably acceptable to Indenture Trustee), which Indenture Trustee shall be required to perform pursuant to this Agreement, any of the Operative Documents, or the 2004 Documents, or that are reasonably necessary or advisable in connection with the transactions contemplated in this Agreement; and

          (iii) Owner Participant, upon confirmation of receipt of funds in the amount set forth on the Schedule of Payments and receipt of copies of the Acknowledgement and Release and the Indenture Trustee Release, shall execute and deliver (a) to Owner Trustee the Owner Participant Receipt and (b) to PGE the Owner Participant Release, and, unless previously performed, perform all such other acts, including the execution and delivery of such other agreements, documents, instruments and certificates(which shall be reasonably acceptable to Owner Participant), which Owner Participant shall be required to perform pursuant to this Agreement, any of the Operative Documents, or the 2004 Documents, or that are reasonably necessary or advisable in connection with the transactions contemplated in this Agreement.

          SECTION 2.6. Procedure for Purchase and Sale. On the Purchase Date, Owner Trustee, upon confirmation of payment by PGE of the Purchase Price in accordance with Section 2.3, and receipt of the Loan Participant Receipt, the Indenture Trustee Receipt, the Owner Participant Receipt and copies of the Acknowledgement and Release, the Indenture Trustee Release and the Owner Participant Release, shall execute and deliver to PGE the Bargain and Sale Deed, Bill of Sale and Release, and, unless previously performed, perform all such other acts, including the execution and delivery of such other agreements, documents, instruments and certificates, which Owner Trustee shall be obligated to perform pursuant to this Agreement, any of the Operative Documents, the 2004 Documents or in accordance with written instructions from Owner Participant, or that are reasonably necessary or advisable in connection with the transaction contemplated in this Agreement.

                                                                Exhibit A-3.1

         SECTION 2.7. Determination of Amounts. No later than one Business Day prior to the Purchase Date, (i) Loan Participant shall notify Owner Trustee of the Note Payoff Amount and the Loan Participant Charges, (ii) Indenture Trustee shall notify Owner Trustee of the Indenture Trustee Charges, and (iii) Owner Trustee shall notify PGE and Owner Participant of the Note Payoff Amount, the Loan Participant Charges, the Indenture Trustee Charges and the Owner Trustee Charges.


                                  ARTICLE III.
                                    CONSENTS

          SECTION 3.1. Loan Participant. Subject to the terms and conditions of this Agreement, Loan Participant hereby (i) agrees and consents to the transactions set forth in Article II of this Agreement, including, without limitation, (a) the payment in full of the principal, interest and premium, if any, of the 2004 Secured Notes, (b) the termination and cancellation of the 2004 Secured Notes, (c) the sale to PGE of the Equipment, and (d) the termination and cancellation of the Note Purchase Agreement, the Operative Documents to which it is a party, and the 2004 Documents to which it is a party, except with respect to the provisions of any thereof that by their terms survive the termination thereof; and (ii) to the extent required under the 2004 Notes, the Note Purchase Agreement, the Operative Documents and the 2004 Documents, authorizes and directs Owner Trustee and Indenture Trustee to perform all acts and obligations of each thereof as set forth in Article II of this Agreement.

         SECTION 3.2. Owner Participant. Subject to the terms and conditions of this Agreement, Owner Participant hereby (i) agrees and consents to the transactions set forth in Article II of this Agreement, including, without limitation, (a) the sale to PGE of the Equipment, (b) the payment in full of the principal, interest and premium, if any, of the 2004 Secured Notes, (c) the termination and cancellation of the 2004 Secured Notes, and (d) the termination and cancellation of the Note Purchase Agreement, the Operative Documents to which it is a party, and the 2004 Documents to which it is a party, except with respect to the provisions of any thereof that by their terms survive the termination thereof; and (ii) to the extent required under the 2004 Notes, the Note Purchase Agreement, the Operative Documents and the 2004 Documents, authorizes and directs Owner Trustee and Indenture Trustee to perform all acts and obligations of each thereof as set forth in Article II of this Agreement.


                                   ARTICLE IV.
                              CONDITIONS PRECEDENT

          The obligation of the Parties at the Closing shall be subject to the fulfillment to the satisfaction of, or waiver by, the applicable Party prior to or on the Purchase Date, of the following conditions precedent:

          (a) Authorization, Execution and Delivery of Documents. The following documents shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in the form attached hereto, shall be

                                                                Exhibit A-3.1

in full force and effect on the Purchase Date without any event or condition having occurred or existing that constitutes, or with the giving of notice or lapse of time or both would constitute, a default thereunder or breach thereof or would give any party thereto the right to terminate any thereof, and an executed counterpart of each thereof shall have been delivered to the Parties as indicated hereinafter, with a copy thereof to each other Party:

                  (i)  this Agreement, delivered to each Party;

                  (ii) the Acknowledgement and Release, delivered to PGE;

                  (iii) the Bargain and Sale Deed, Bill of Sale and Release,
                        delivered to PGE;

                  (iv)  the Indenture Trustee Release, delivered to PGE; and

                  (v)  the Owner Participant Release, delivered to PGE.

          (b) Filings and Recordings. All Uniform Commercial Code termination statements necessary or advisable, in the reasonable opinion of PGE, to release the lien and first priority security interest in the Trust Estate and the Trust Indenture Estate shall have been duly filed or recorded or delivered to PGE.

          (c) Title to Equipment. Owner Trustee shall hold good and marketable title to the Equipment under the Bills of Sale, free and clear of all Liens, except for Liens specified in the Bills of Sale for the Equipment, Liens created under the Uniform Commercial Code financing statements listed on Schedule 4 hereto (for which Uniform Commercial Code termination statements have been delivered to PGE), and Liens, if any, created by PGE.

          (d) Easements. Owner Trustee shall hold good and marketable title to the Easements, free and clear of all Liens, except as specified in Exhibit E to the Facilities Agreement, Liens created under the Uniform Commercial Code financing statements listed on Schedule 4 hereto (for which Uniform Commercial Code termination statements have been delivered to PGE), and Liens, if any, created by PGE.

          (e) Consents and Approvals of PGE. All actions, approvals, consents, waivers, exemptions, variances, orders, or authorizations required to be taken, given or obtained, as the case may be, by or from any Federal, state or other governmental authority or agency, or by or from any trustee or holder of any indebtedness or obligations of PGE, that are necessary for the purchase of the Equipment, or otherwise in connection with the transactions contemplated herein shall have been duly taken, given or obtained, as the case may be, shall be in full force and effect on the Purchase Date and shall be adequate to authorize the consummation of the transactions contemplated herein, and copies thereof shall have been delivered to the Parties.

          (0 Consents and Approvals of Owner Trustee and Indenture Trustee. Each of Owner Trustee and Indenture Trustee shall have obtained all appropriate regulatory or other governmental approvals, licenses or permits of any kind required for their respective

                                                                Exhibit A-3.1

participation in the transactions contemplated hereby.

         (g) Consents and Approvals of Owner Participant and Loan Participant. Each of Owner Participant and Loan Participant shall have all appropriate regulatory or other governmental approvals, licenses or permits of any kind required for their respective participation in the transactions contemplated hereby.

         (h) Litigation. No action or proceeding shall have been instituted nor shall governmental action before any court or governmental authority or agency be threatened nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental authority or agency at the time of the Purchase Date to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby.

         (i) Officers' Certificates. There shall have been delivered:

               (i) an Officer's Certificate of PGE, in the form attached hereto as Exhibit I, dated as of the Purchase Date;

               (ii) an Officer's Certificate of Owner Participant, in the form attached hereto as Exhibit J, dated as of the Purchase Date;

               (iii) an Officer's Certificate of Owner Trustee, in the form attached hereto as Exhibit K, dated as of the Purchase Date;

               (iv) an Officer's Certificate of Indenture Trustee, in the form attached hereto as Exhibit L, dated as of the Purchase Date; and

               (v) an Officer's Certificate of Loan Participant, in the form attached hereto as Exhibit M, dated as of the Purchase Date.

         (j) Additional Certificates. Each of PGE and Owner Participant shall have delivered a certificate of its secretary or an assistant secretary, dated the Purchase Date, in each case substantially in the form of the respective certificates attached hereto as Exhibit N-1 and Exhibit N-2, respectively.

         (k) No Defaults. No Party, as to itself, shall have given notice of, or be aware of any event or condition having occurred or existing that constitutes, or with the giving of notice or lapse of time or both would constitute, a material default under or a material breach of any of the Operative Documents or the 2004 Documents to which it is a party.

         (l) Performance. Each Party to this Agreement shall have performed and complied with all agreements and conditions contained herein, and in any Operative Document or 2004 Document to which it is a party, required to be performed or complied with by it on or prior to the Closing.

         (m) Opinions of Counsel. The following opinions shall have been delivered:

                                                                Exhibit A-3.1

                  (i) Opinion of Douglas R. Nichols, General Counsel for PGE, dated the Purchase Date, in the form attached hereto as Exhibit O.

                  (ii) Opinion of Counsel for Owner Participant, dated the Purchase Date, in the form attached hereto as Exhibit P.

         (n) Payment of Taxes. All taxes, fees and other charges payable in connection with the execution, delivery, recordation and filing of all the documents and instruments referred to in this Agreement shall have been paid in full by PGE, except any thereof with respect to the Uniform Commercial Code termination statements not filed or recorded, but delivered to PGE pursuant to paragraph (b) of this Section.


                                   ARTICLE V.
                    COVENANTS, REPRESENTATIONS AND WARRANTIES

          SECTION 5.1. Covenants, Representations and Warranties of Owner Participant. Owner Participant represents and warrants to and with each of the other Parties hereto that on the date of this Agreement and on the Purchase
Date:

          (a) Organization. Owner Participant is a limited liability company, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority under its operating agreement to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement.

          (b) Approvals. This Agreement has been duly authorized by all necessary action, including any approval or consent of the members of Owner Participant or of any trustee or holder of any indebtedness or obligations of Owner Participant, on the part of Owner Participant, and neither the execution and delivery hereof, nor compliance by Owner Participant with any of the terms and provisions hereof, nor consummation of the transactions contemplated hereby does or will (i) contravene any United States Federal law or any state, law or any rule or regulation thereunder, or any order or judgment applicable to or binding on Owner Participant or (ii) contravene or conflict with or constitute a material default of any indenture, instrument or agreement to which Owner Participant is a party or is subject or by which it, or its property, is bound.

          (c) Binding. This Agreement has been duly executed and delivered by Owner Participant and constitutes, the legal, valid, and binding obligation of Owner Participant enforceable against Owner Participant in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally.

          (d) Proceedings. There are no pending or, to the knowledge of Owner Participant, threatened actions or proceedings before any court or administrative agency (i) to which Owner Participant is a party that, if adversely determined to Owner Participant, would materially

                                                                Exhibit A-3.1

adversely affect the ability of Owner Participant to perform its obligations hereunder, or (ii) with respect to this Agreement, or to any of the Operative Documents or the 2004 Documents to which Owner Participant is a party.

         SECTION 5.2. Covenants, Representations and Warranties of Owner Trustee. Owner Trustee covenants, represents and warrants to each of the other Parties hereto that on the date of this Agreement and on the Purchase Date:

          (a) Organization. Owner Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the corporate power and authority to enter into and perform its obligations under this Agreement.

          (b) Approvals. This Agreement has been duly authorized by all necessary corporate action, including any approval or consent of the stockholders of Owner Trustee or any trustee or holder of any indebtedness or obligations of Owner Trustee, on the part of Owner Trustee, and neither the execution and delivery hereof, nor compliance by Owner Trustee with any of the terms and provisions hereof, nor consummation of the transactions contemplated hereby does or will (i) contravene any United States Federal law or any state, law or any rule or regulation thereunder, governing the banking or trust powers of, or any order or judgment applicable to or binding on Owner Trustee or (ii) contravene or conflict with or constitute a material default of any indenture, instrument or agreement to which Owner Trustee is a party or is subject or by which it, or its property, is bound.

          (c) Binding. This Agreement has been duly executed and delivered by Owner Trustee and constitutes a legal, valid and binding obligation of Owner Trustee enforceable against Owner Trustee in accordance with the terms hereof except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by the general principles of equity.

          (d) Proceedings. There are no pending or, to the knowledge of Owner Trustee, threatened actions or proceedings before any court or administrative agency (i) to which Owner Trustee is a party, or that relate to the banking or trust powers of Owner Trustee that, if determined adversely to the position of Owner Trustee would materially adversely affect the ability of Owner Trustee to perform its obligations hereunder, or (ii) with respect to this Agreement, or to any of the Operative Documents or the 2004 Documents to which Owner Trustee is a Party.

          (e) Title. Owner Trustee has (i) good and marketable title to the Equipment under the Bills of Sale, free and clear of all Liens, except for Liens specified in the Bills of Sale for the Equipment, Liens created under the Uniform Commercial Code financing statements listed on Schedule 4 hereto (for which Uniform Commercial Code termination statements have been delivered to
PGE), and Liens, if any, created by PGE, and (ii) good and marketable title to the Easements, free and clear of all Liens, except as specified in Exhibit E to the Facilities Agreement, Liens created under the Uniform Commercial Code financing statements listed on Schedule 4 hereto (for which Uniform Commercial Code termination statements have been delivered to PGE), and Liens, if any, created by PGE.

                                                                Exhibit A-3.1

          SECTION 5.3. Covenants, Representations and Warranties of Indenture Trustee. Indenture Trustee covenants, represents and warrants to each of the other Parties hereto that on the date of this Agreement and on the Purchase
Date:

          (a) Organization. Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the corporate power and authority to enter into and perform its obligations under this Agreement.

          (b) Approvals. This Agreement has been duly authorized by all necessary corporate action, including any approval or consent of stockholders of Indenture Trustee or approval or consent of any trustee or holder of any indebtedness or obligations of Indenture Trustee, on the part of Indenture Trustee, and neither the execution and delivery hereof, nor compliance by Indenture Trustee with any of the terms and provisions hereof, nor consummation of the transactions contemplated hereby does or will (i) contravene any United States Federal law or any state, law or any rule or regulation thereunder, governing the banking or trust powers of, or any order or judgment applicable to or binding on Indenture Trustee or (ii) contravene or conflict with or constitute a material default of any indenture, instrument or agreement to which Indenture Trustee is a party or is subject or by which it, or its property, is bound.

          (c) Binding. This Agreement has been duly executed and delivered by Indenture Trustee and constitutes a legal, valid and binding obligation of Indenture Trustee enforceable against Indenture Trustee in accordance with the terms hereof except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by the general principles of equity.

          (d) Proceedings. There are no pending or, to the knowledge of Indenture Trustee, threatened actions or proceedings before any court or administrative agency (i) to which Indenture Trustee is a party, or that relate to the banking or trust powers of Indenture Trustee that, if determined adversely to the position of Indenture Trustee would materially adversely affect the ability of Indenture Trustee to perform its obligations hereunder, or (ii) with respect to this Agreement, or to any of the Operative Documents or the 2004 Documents to which Indenture Trustee is a party.

          SECTION 5.4. Covenants, Representations and Warranties of Loan Participant. Loan Participant represents and warrants to and with each of the other Parties hereto that on the date of this Agreement and on the Purchase
Date:

          (a) Organization. Loan Participant is a corporation validly existing and in good standing under the laws of the State of Iowa, and has the corporate power and authority to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement.

          (b) Approvals. This Agreement has been duly authorized by all necessary corporate action, including any approval or consent of stockholders of Loan Participant or of any trustee or holder of any indebtedness or obligations of Loan Participant, on the part of Loan Participant, and neither the execution and delivery hereof, nor compliance by Loan Participant with any of

                                                                Exhibit A-3.1

the terms and provisions hereof, nor consummation of the transactions contemplated hereby does or will (i) contravene any United States Federal law or any state law, or any rule or regulation thereunder, or any order or judgment applicable to or binding on Loan Participant or (ii) contravene or conflict with or constitute a material default of any indenture, instrument or agreement to which Loan Participant is a party or is subject or by which it, or its property, is bound.

          (c) Binding. This Agreement has been duly executed and delivered by Loan Participant and constitutes a legal, valid and binding obligation of Loan Participant enforceable against Loan Participant in accordance with the terms hereof except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by the general principles of equity.

          (d) Proceedings. There are no pending or, to the knowledge of Loan Participant, threatened actions or proceedings before any court or administrative agency (i) to which Loan Participant is a party that, if adversely determined to Loan Participant, would materially adversely affect the ability of Loan Participant to perform its obligations hereunder, or (ii) with respect to this Agreement, or to any of the Operative Documents or the 2004 Documents to which Loan Participant is a party.

          SECTION 5.5. Covenants, Representations and Warranties of PGE. PGE represents and warrants to and with each of the other Parties hereto that on the date of this Agreement:

          (a) Organization. PGE is a corporation, validly existing and in good standing under the laws of the State of Oregon, and has the corporate power and authority to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement.

          (b) Approvals. This Agreement has been duly authorized by all necessary corporate action (except the approval or consent of the stockholder of PGE) on the part of PGE, and all actions, approvals, consents, waivers, orders, or authorizations (except the SEC Order) by or from any Federal, state or other governmental authority or agency, or by or from any trustee or holder of any indebtedness or obligations of PGE, or by or from any other Person have been taken, given or obtained, and the execution, delivery and compliance by PGE with any of the terms and provisions hereof, does not nor, following receipt of the SEC Order, will the consummation of the transactions contemplated hereby (i) contravene any United States Federal law or any state law, or any rule or regulation thereunder, or any order or judgment applicable to or binding on PGE or (ii) contravene or conflict with or constitute a material default of any indenture, instrument or agreement to which PGE is a party or is subject or by which it, or its property, is bound.

          (c) Binding. This Agreement has been duly executed and delivered by PGE and constitutes a legal, valid and binding obligation of PGE enforceable against PGE in accordance with the terms hereof except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by the general principles of equity.

                                                                Exhibit A-3.1

          (d) Proceedings. There are no pending or, to the knowledge of PGE, threatened actions or proceedings before any court or administrative agency (i) to which PGE is a party that, if adversely determined to PGE, would materially adversely affect the ability of PGE to perform its obligations hereunder, or
(ii) with respect to this Agreement, or to any of the Operative Documents or the 2004 Documents to which PGE is a party.

          SECTION 5.6. Covenants, Representations and Warranties of PGE on Purchase Date. PGE representations and warranties to each of the other Parties hereto that on the Purchase Date:

          (a) Organization, Binding and Proceedings. Each of the representations and warranties set forth in Section 5.5 (a), (c) and (d) are true and correct.

          (b) Approvals. This Agreement has been duly authorized by all necessary corporate action, including any approval or consent of the stockholder of PGE, on the part of PGE, and all actions, approvals, consents, waivers, orders, or authorizations, including the SEC Order, by or from any Federal, state or other governmental authority or agency, or by or from any trustee or holder of any indebtedness or obligations of PGE, or by or from any other Person have been taken, given or obtained, and neither the execution and delivery hereof, nor compliance by PGE with any of the terms and provisions hereof, nor consummation of the transactions contemplated hereby (i) does or will contravene any United States Federal law or any state law, or any rule or regulation thereunder, or any order or judgment applicable to or binding on PGE or (ii) contravene or conflict with or constitute a default of any indenture, instrument or agreement to which PGE is a party or is subject or by which it, or its property, is bound.

          SECTION 5.7. No Advisers. Each of PGE, Loan Participant and Owner Participant, severally but not jointly, hereby represents that if it has retained any broker, finder or financial adviser in connection with the transactions contemplated by this Agreement that such Party shall be solely responsible for the payment of any and all fees, charges or expenses with respect thereto.

          SECTION 5.8. Legal Fees. Each Party shall be solely responsible for the payment of any and all fees, charges or expenses of its legal counsel.


                                   ARTICLE VI.
                                   TERMINATION

          In the event that the Closing shall not take place on or before June 30, 2005, Owner Participant may upon Notice terminate this Agreement in its entirety and thereafter, this Agreement shall be of no force or effect, and no Party shall have any liability of any type or kind, under any theory in law or equity to any other Party or to any other Person, and no Party shall be liable to or with respect to any payment, costs, fees, charge or expenses incurred by another Party or Person, except for the usual and customary fees and charges of Indenture Trustee and Owner Trustee in accordance with the Operative Documents and the 2004 Documents.

                                                                Exhibit A-3.1

                                   ARTICLE VII
                                  MISCELLANEOUS

          SECTION 7.1. Notices. All notices, consents, directions, approvals, instructions, requests and other communications ("Notices") required or permitted by the terms hereof shall be in writing to each Party at its address set forth on Schedule 7.1, and shall be deemed to have been duly made and delivered if (i) mailed by United States registered or certified mail, with return receipt requested and postage prepaid, (ii) delivered to a nationally recognized overnight delivery service, postage prepaid, (iii) sent by facsimile transmission, with receipt confirmed, (iv) sent by e-mail with receipt confirmed, or (v) hand delivered; provided that if Notice is not given during the normal business hours of the recipient, such Notice shall be deemed to have been given at the opening of business on the next Business Day for the recipient. Notices sent as provided above shall become effective (a) five Business Days after being deposited in the United States mail, (b) when received if delivered by hand or nationally recognized overnight delivery service, (c) upon the sender's receipt of an acknowledgement from the intended recipient if sent by facsimile transmission or e-mail, and (d) upon receipt of any other written acknowledgement from recipient.

          SECTION 7.2. Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 7.3. Amendments. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the Party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to, and consented to by, each Party hereto.

          SECTION 7.4. Headings. The Table of Contents and headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

          SECTION 7.5. Parties in Interest. The terms of this Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their successors and assigns.

          SECTION 7.6. Governing Law. This Agreement has been delivered in, and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 7.7. Method of Payment. All amounts required to be paid by any Party to any other Party hereunder or under the 2004 Notes, any of the Operative Documents or any of the 2004 Documents shall be paid in such freely transferable coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          SECTION 7.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

                                                                Exhibit A-3.1

prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 7.9. Fiduciary Capacity of Owner Trustee and Indenture Trustee. Each of the Owner Trustee and Indenture Trustee are entering into this Agreement in their fiduciary capacities under the Trust Agreement and the Indenture, respectively, and shall have no personal liability hereunder except to the extent specifically expressed herein or in the Indenture and, in respect of the Owner Trustee, the Trust Agreement.





                            [SIGNATURE PAGES FOLLOW]

                                                                Exhibit A-3.1

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           PORTLAND GENERAL ELECTRIC COMPANY

                           /s/ James J. Piro
                           ____________________________________
                           Name:         James J. Piro
                           Title:        Executive Vice President, Finance,
                                         Chief Financial Officer and Treasurer



                           ICON/BOARDMAN FACILITY LLC

                           By:      ICON Cash Flow Partners L,P. Seven
                                    ICON Cash Flow Partners L.P. Six
                                    ICON Income Fund Eight A L.P.
                                    Its sole members


                           By:      ICON Capital Corp.,
                                    each such entity's general partner

                                   /s/ Sean E. Hoel
                           By: ______________________________
                                   Sean E. Hoel
                           Name: ____________________________
                                   Senior Vice President
                           Title: _____________________________



                           WELLS FARGO BANK NORTHWEST, National
                           Association, not in its individual capacity but solely as Owner Trustee

                                   /s/ Michael D. Hoggan
                           By: ______________________________
                                   Michael D.Hoggan
                           Name: ____________________________
                                    Vice President
                           Title: _____________________________

                                                                Exhibit A-3.1

                           U.S. BANK NATIONAL
                           ASSOCIATION, not in its
                           individual capacity but
                           solely as Indenture Trustee

                                 /s/ Linda A. McConkey
                           By: ______________________________
                                 Linda A. McConkey
                           Name: ____________________________
                                  Vice President
                           Title: _____________________________




                           PRINCIPAL LIFE INSURANCE COMPANY

                           By:      Principal Global Investors, LLC
                                    a Delaware limited liability company,
                                    its authorized signatory

                                  /s/ Jon C. Heiny
                           By: ______________________________
                                  Jon C. Heiny, Counsel
                           Name:____________________________

                           Title:_____________________________

                                  /s/ Douglas A. Drees
                           By: ______________________________
                                  Douglas A. Drees, Counsel
                           Name:____________________________

                           Title:_____________________________